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                                                                    EXHIBIT 23.2

March 9, 2000                                        ADT Automotive, Inc.
                                                     435 Metroplex Drive
                                                     Nashville, Tennessee 37211
Ariel Amir
Vice President and General Counsel                   Telephone: (615) 333-1400
autobytel.com inc.                                   Fax: (615) 832-9152
18872 MacArthur Boulevard                            Online: www.adtauto.com
Irvine, California  92612-1400


Dear Mr. Amir:

This letter will serve as permission to use our statistics, with proper identification, in your Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

As reflected in the attached, the size of the U.S. automotive market (new and used) in 1998 and 1999 was $652 billion and $709 billion, respectively.


Sincerely,

Don Reig
Vice President, Strategic Planning






A TYCO INTERNATIONAL LTD. COMPANY